Exhibit 8

                      TRANSACTIONS IN SHARES OF THE COMPANY

                  The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days. All transactions involved sales of Shares on the New York Stock Exchange.

                 Reporting Person
                    With Direct
                    Beneficial                  Date of                Number of             Price Per Share
                     Ownership                Transaction               Shares            (Excluding Commission)
                     ---------                -----------               ------            ----------------------
                     Greenway                   4/18/02                (68,700)                  $0.4507
                     Greenbelt                  4/19/02                (50,000)                   0.40
                     Greenway                   4/29/02                (50,000)                   0.40
                     Greenbelt                  4/29/02                 (8,000)                   0.40
                     Greenway                   4/30/02                (27,700)                   0.41
                     Greenway                   5/1/02                 (17,100)                   0.41
                     Greenbelt                  5/3/02                 (100,000)                  0.40
                     Kingsley                   5/9/02                   (200)                    0.43
                     Greentree                  5/10/02                (60,000)                   0.40
                     Greensea                   5/16/02                (60,000)                   0.39
                     Greensea                   5/20/02                (234,300)                  0.3921
